Exhibit 99.1

INTERNATIONAL ASSETS FORMS ASSET MANAGEMENT JOINT VENTURE

Altamonte Springs, FL – May 11, 2004 – International Assets Holding Corp. (the “Company”) (Nasdaq:IAAC) today announced that it is has reached agreement with Consilium Investment Capital, Inc. which is owned by Jonathan Binder and Charles Cassel to form a joint venture to be named INTL Consilium, LLC. INTL Consilium will be an investment advisory company focused on the emerging market asset class and will be based in Fort Lauderdale, Florida. INTL Consilium intends shortly to launch a hedge fund that will invest in emerging market debt and equity securities with the objective of achieving consistent, low volatility, absolute returns through the execution of a variety of relative value and arbitrage strategies based on a strong fundamental credit approach to the markets. INTL Consilium will also manage separate institutional long only managed accounts on an absolute return basis.

Sean O’Connor, CEO of the Company said “I am delighted to be teaming up once again with Jonathan and Charlie. They were extremely successful in establishing and growing an asset management business at Standard Bank which grew from US$100 million in assets under management to over US$2 billion at the time of their departure earlier this year. Their track records in a variety of different fund products during their four years at Standard were excellent and they always demonstrated a disciplined approach to the asset management business which was a key to their achieving very good low volatility returns for their clients. I believe that INTL Consilium can over time be a significant contributor of high quality earnings for the Company.”

Jonathan Binder, former Chief Investment Officer at Standard Asset Management based in Miami said “Sean was responsible for hiring Charlie and me at Standard over four years ago and was instrumental in our success there. We bring expertise in emerging markets asset management and expect to be successful in growing assets and creating a profitable business. We have a particular philosophy, process and discipline that brings significant added value to our clients.”

Charles Cassel, former head of portfolio management for emerging markets at Standard Asset Management also based in Miami said “We believe the current economic environment requires the type of approach to emerging markets that Jonathan and I initiated and developed at Standard. We are confident that we have the means to achieve low volatility returns even in the current difficult environment. A relative value approach based on a deep understanding of emerging market sovereign and corporate credits is essential today and for the foreseeable future.”

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the “Company”) form a financial services group focused on select international markets. The Company uses its capital and expertise to facilitate wholesale cross-border financial flows through market making and trading of international financial instruments and commodities. The Company’s activities are currently divided into three functional areas; international equities market-making, international debt capital markets and commodities/foreign exchange trading. The Company was formed in October 1987 and has three wholly-owned subsidiaries; INTL Trading, Inc. a NASD member broker dealer, INTL Assets, Inc. and IAHC Bermuda, Ltd. The Company has been publicly traded since 1994. Additional information regarding the Company is available on the Company’s web site at www.intlassets.com.

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counter-party failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact Scott Branch, President, International Assets Holding Corporation Altamonte Springs, FL 32701 Phone (888) 345-4685 x 335	Consilium Investment Capital Inc. Jonathan Binder phone: 954-682-0075 Charles Cassel phone 305-776-5582